Exhibit 3.1

THE SECURITIES OFFERED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

THE REGISTERED HOLDER OF THESE WARRANTS AGREES BY ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING [*], 2026, WHICH IS THE CLOSING DATE OF THE OFFERING OF COMMON SHARES TO WHICH THESE WARRANTS RELATE: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THESE WARRANTS TO ANYONE OTHER THAN OFFICERS OR PARTNERS OF DIGITAL OFFERING, LLC, OR AN UNDERWRITER, PLACEMENT AGENT, OR A SELECTED DEALER PARTICIPATING IN THE OFFERING FOR WHICH THESE WARRANTS WERE ISSUED TO THE AGENT AS CONSIDERATION (THE “OFFERING”), OR (II) A BONA FIDE OFFICER, PARTNER OR REGISTERED REPRESENTATIVE OF ANY SUCH UNDERWRITER, PLACEMENT AGENT OR SELECTED DEALER, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(E)(1), OR (B) CAUSE THESE WARRANTS OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THESE WARRANTS OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

THESE WARRANTS ARE EXERCISABLE FROM THE DATE OF ISSUANCE AND WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (PACIFIC TIME) ON [*], 2031 (THE DATE THAT IS FIVE YEARS FROM COMMENCEMENT OF SALES OF COMMON SHARES IN THE OFFERING).

MODERN MINING TECHNOLY CORP.
(a Province of British Columbia Corporation)

WARRANT CERTIFICATE

WARRANT TO PURCHASE COMMON SHARES

Warrant Certificate Number: [*]	Number of Warrants: [*]

THIS IS TO CERTIFY THAT for value received, Digital Offering, LLC of 1461 Glenneyre Street #D, Laguna Beach, California 92651 (“Digital Offering” or, the “Warrantholder”) has the right to purchase in respect of each warrant (the “Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”), at any time or from time to time beginning [*], 202_ (the “Effective Date”), and up to 5:00 p.m. (Pacific time) on [*], 2031 (the “Expiry Time”), one fully paid and non-assessable common share with no par value (each, a “Common Share”) of Modern Mining Technology Corp. (the “Corporation”), a corporation incorporated under the laws of the Province of British Columbia, as constituted on the date hereof, at an exercise purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of US$5.3125 per Common Share if exercised on or before the Expiry Time, subject to adjustment as provided herein.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1. Exercise

1.1 Cash Exercise. In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, (b) complete and execute a notice of exercise substantially in the form attached as Schedule A to this Warrant Certificate (the “Exercise Notice”), and (c) pay the amount payable on the exercise of this Warrant in respect of the Common Shares subscribed for either by bank draft or certified cheque payable to the Corporation. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within five (5) business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of this Warrant and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

1.2 Cashless Exercise. In the event that there is not a qualified offering statement or effective registration statement covering the Warrant or the underlying Common Shares and Warrantholder desires to exercise the right to purchase Common Shares conferred hereby through a cashless exercise, and subject to the approval (if required) of any stock exchange on which the Common Shares may then be listed, the Warrantholder shall (a) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, and (b) complete and execute the Exercise Notice to denote a “cashless exercise.” Upon such surrender as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares as calculated in accordance with the table below, which Common Shares will be deemed issued upon exercise and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within five (5) business days after such surrender and payment as aforesaid. No fractional Shares will be issuable upon any exercise of this Warrant and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

CASHLESS EXERCISE

If this Warrant is exercised through a “cashless exercise,” the Corporation shall issue to the undersigned the net number of Common Shares determined as follows:

where:

a = the net Common Shares to be issued to the undersigned;

b = the number of Common Shares in respect of which the Warrant is being exercised;

c = the Current Market Price; and

d = the Exercise Price of this Warrant.

For purposes hereof, “Current Market Price” has the meaning set forth in Section 5.1(b).

1.3 Demand Registration Right. Upon written request by Digital Offering provided no earlier than the date that is one hundred eighty (180) days after the Commencement Date, the Corporation and Digital Offering shall negotiate in good faith a single demand registration right pursuant to an agreement in customary form reasonably acceptable to the Corporation and Digital Offering with respect to the resale by Digital Offering and/or its permitted assigns of this Warrant Certificate and/or the underlying Common Shares; provided that notwithstanding anything to the contrary, the obligations of the Corporation pursuant to this Section 1.3 shall terminate at the Expiry Time. Notwithstanding anything to the contrary, pursuant to FINRA Rule 5110(g)(8)(B) and (C), Holder shall not be entitled to more than one demand registration right hereunder and the duration of such demand registration right shall expire at the Expiry Time.

1.4 PiggyBack Offering Rights

(a)	Grant of Right. In the event that there is not an qualified offering statement covering the Warrant or the underlying Common Shares, whenever the Corporation proposes to register or qualify any of its Common Shares under the Act after the date hereof (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration or offering statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Common Shares issuable upon exercise of this Warrant Certificate for sale to the public, whether for its own account or for the account of one or more shareholders of the Corporation (a “Piggyback Offering”), the Corporation shall give prompt written notice (in any event no later than ten (10) business days prior to the filing of such registration or offering statement ) to Warrantholder of the Corporation’s intention to effect such a registration or qualification and, subject to the remaining provisions of this Section 1.4, shall include in such registration or qualification such number of Common Shares underlying this Warrant Certificate (the “Registrable Securities”) that Warrantholder and any other holder of this duly transferred Warrant Certificate pursuant to Section 11 or other holders of interests in or represented by this Warrant Certificate as otherwise permitted by this Warrant Certificate (collectively, the “Warrantholders”) have (within ten (10) business days of the respective Warrantholder’s receipt of such notice) requested in writing (including such number) to be included within such registration or qualification. If a Piggyback Offering is an underwritten offering and the managing underwriter advises the Corporation that it has determined in good faith that marketing factors require a limit on the number of Common Shares to be included in such registration, including all Common Shares issuable upon exercise of this Warrant Certificate (if the Warrantholder has elected to include such shares in such Piggyback Offering) and all other Common Shares proposed to be included in such underwritten offering, the Corporation shall include in such registration or qualification (i) first, the number of Common Shares that the Corporation proposes to issue and sell pursuant to such underwritten offering and (ii) second, the number of Common Shares, if any, requested to be included therein by selling shareholders (including Warrantholder) allocated pro rata among all such persons on the basis of the number of Common Shares then owned by each such person. If any Piggyback Offering is initiated as a primary underwritten offering on behalf of the Corporation, the Corporation shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Corporation pursuant to this Section 1.4 shall terminate on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date that Rule 144 would allow the Warrantholder to sell its Registrable Securities (assuming a cashless exercise of this Warrant) during any ninety (90) day period, and shall not be applicable so long as the Corporation’s Offering Statement on Form 1-A covering the Registrable Securities remains qualified at such time. The duration of the Piggyback Offering right shall not exceed seven years from the commencement of sales of the public offering.

(b)	Indemnification. The Corporation shall indemnify the Warrantholder(s) of the Registrable Securities to be sold pursuant to any registration or offering statement hereunder and each person, if any, who controls such Warrantholders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration or offering statement but only to the same extent and with the same effect as the provisions pursuant to which the Corporation has agreed to indemnify Digital Offering contained in the Selling Agency Agreement between Digital Offering and the Corporation, dated as of [*], 2026. Warrantholder(s) of the Registrable Securities to be sold pursuant to such registration or offering statement, and their successors and assigns, shall severally, and not jointly, indemnify the Corporation, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Warrantholders, or their successors or assigns, in writing, for specific inclusion in such registration or offering statement to the same extent and with the same effect as the provisions contained in the Selling Agency Agreement pursuant to which Digital Offering has agreed to indemnify the Corporation.

(c)	Exercise of Warrants. Nothing contained in this Warrant Certificate shall be construed as requiring the Warrantholder(s) to exercise their Warrants prior to or after the initial filing of any registration or offering statement or the effectiveness or qualification thereof.

(d)	Documents Delivered to Warrantholders. Subject to compliance with applicable law, the Corporation shall deliver promptly to each Warrantholder participating in the offering requesting the correspondence and memoranda described below, copies of all correspondence between the Commission and the Corporation, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration or offering statement and permit each Warrantholder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration or offering statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Corporation with its officers and independent auditors, all to such reasonable extent and at such reasonable times, during normal business hours, as any such Warrantholder shall reasonably request.

(e)	Underwriting Agreement. The Warrantholders shall be parties to any Underwriting Agreement relating to a Piggyback Offering. Such Holders shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters except as they may relate to such Warrantholders, their Common Shares and the amount and nature of their ownership thereof and their intended methods of distribution.

(f)	Documents to be Delivered by Warrantholder(s). Each of the Warrantholder(s) participating in any of the foregoing offerings shall furnish to the Corporation a completed and executed questionnaire provided by the Corporation requesting information customarily sought of selling security holders.

(g)	Remedies. Should the Corporation fail to comply with such provisions, the Warrantholder(s) shall, in addition to any other legal or other relief available to the Warrantholder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

2. New Warrants to be Issued

(a)	Partial Exercise. The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

(b)	Lost Certificate. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Corporation, the Corporation shall execute and deliver a new Warrant Certificate of like tenor and date. Any such new Warrant Certificate executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Corporation.

3. Not a Shareholder

3.1 The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4. Covenants and Representations

4.1 The Corporation hereby represents and warrants that it is authorized to issue and that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided in this Warrant Certificate. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate. The Corporation hereby represents and warrants that it will at all times prior to the Expiry Time of any Warrants hereunder maintain its existence, will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law.

5. Anti-Dilution Protection:

5.1 Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5.1:

(a)	“Adjustment Period” means the period commencing on November 21, 2022 and ending at the Expiry Time;

(b)	“Current Market Price” of the Corporation’s Common Shares at any date means, if the Common Shares are traded on a stock exchange or in the over-the-counter market, the price per share equal to the weighted average price at which the Common Shares have traded in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then traded on a stock exchange or in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(c)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

5.2 Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses 5.2(a)(i), 5.2(a)(ii), 5.2(a)(iii) and 5.2(a)(iv) above being herein called a “Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B)	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Warrantholder has not exercised its right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by the Warrantholder, at the Exercise Price determined in accordance with this clause 5.2(a) the aggregate number of Common Shares that the Warrantholder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing:

(I)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares into which such securities may be exchanged, exercised or converted).

If by the terms of the rights, options, or warrants referred to in this clause 5.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5.2(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; and

(II)	the fair value, as determined by a recognized independent firm of valuators, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 5.2(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the current market value of the Common Shares had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)	a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Share Reorganization;

(ii)	a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(iv)	the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares to which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant; and

(v)	the Exercise Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Exercise Price in effect immediately prior to such Capital Reorganization by the number of Common Shares purchasable pursuant to this Warrant Certificate immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section 5.2(d)(iv) above.

(e)	If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Warrantholder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(f)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 5.2(a), 5.2(b) or 5.2(c) hereof, then the number of Common Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.3 Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5.2 hereof.

(a)	Subject to the following provisions of this subsection 5.3, any adjustment made pursuant to subsection 5.2 hereof shall be made successively whenever an event referred to therein shall occur.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5.3(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5.2 hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of this Warrant (except in respect of the Share Reorganization described in subclause 5.2(a)(iv) hereof or a Capital Reorganization described in subclause 5.2(d)(ii) hereof).

(c)	No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Warrant shall be made in respect of any event described in section 5 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of this Warrant shall be made pursuant to subsection 5.2 hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in subsection 5.2 hereof.

(e)	If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action described in subsection 5.2 hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Warrantholder, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(f)	If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

(g)	In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5.2 hereof, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Warrantholder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Common Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Common Shares issuable on this exercise of this Warrant.

(h)	In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)	If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of this Warrant, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5.2 hereof and shall be binding upon the Corporation and the Warrantholder.

(j)	As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5.2 hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

5.4 Notice: At least 21 days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant, including the Exercise Price and the number of Common Shares which are purchasable under this Warrant, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5.4 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6. Further Assurances

The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7. Time of Essence

Time is of the essence of this Warrant Certificate.

8. Governing Laws

This Warrant Certificate shall be construed in accordance with the laws of the State of New York. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant.

9. Notices

All notices or other communications to be given under this Warrant Certificate shall be delivered by hand, by telecopier, or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier or email, on the date of transmission if sent before 4:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices given pursuant to any of the provisions of this Agreement shall be addressed to (a) if to the Corporation, at Modern Mining Technology Corp., 1055 West Georgia Street, 1500 Royal Centre, Vancouver, British Columbia, V6E 4N7, Canada, Attention: Chief Executive Officer, with copies to, McMillan LLP, 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, Canada, Attention: Michael Shannon, or (b) if to the Selling Agent, at the office of Digital Offering LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036, Attention: Lou Bevilacqua, Esq. Any such notice shall be effective only upon receipt. The Corporation or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10. Legends on Common Shares

10.1 The Warrants and the Common Shares to be issued upon its exercise have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and are being offered and sold in reliance on exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws. Although an offering circular on Form 1-A for a Tier II offering has been filed and qualified with the SEC, which offering statement does not include the same information that would be included in a registration statement under the U.S. Securities Act.

Each certificate for Common Shares purchased under these Warrants shall bear a legend as follows unless such Common Shares have been registered under the U.S. Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURUSANT TO AN EFFECTIVE REGISTRATION OR OFFERING STATEMENT UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, WHICH IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

11. Transfer

11.1 The registered Warrantholder of these Warrants agrees by his, her or its acceptance hereof, that such Warrantholder will not for a period of one hundred eighty (180) days following the Effective Date: (a) sell, transfer, assign, pledge or hypothecate these Warrants to anyone other than: (i) Digital Offering or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) a bona fide officer, partner or registered representative of Digital Offering or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Corporate Financing Rule 5110(e)(1), or (b) cause these Warrants or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant Certificate or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, Warrantholder must deliver to the Corporation the assignment form attached hereto duly executed and completed, together with the Warrants and payment of all transfer taxes, if any, payable in connection therewith. The Corporation shall within five (5) business days transfer these Warrants on the books of the Corporation and shall execute and deliver a new Warrant Certificate representing the Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Common Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

11.2 The securities evidenced by these Warrants shall not be transferred unless and until: (i) if required by applicable law, the Warrantholder has delivered to the Corporation an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that the securities may be transferred pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws, or (ii) an offering statement or a post-qualification amendment to the offering statement relating to the offer and sale of such securities has been filed by the Corporation and declared qualified by the SEC and compliance with applicable state securities law has been established.

12. Miscellaneous

12.1 Amendments. The Corporation and Digital Offering may from time to time supplement or amend this Warrant Certificate in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Corporation and Digital Offering may deem necessary or desirable.

12.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

12.3. Entire Agreement. This Warrant Certificate (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant Certificate) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

12.4 Binding Effect. This Warrant Certificate shall inure solely to the benefit of and shall be binding upon, Warrantholder and the Corporation and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant Certificate or any provisions herein contained.

12.5 Waiver, etc. The failure of the Corporation or the Warrantholder to at any time enforce any of the provisions of this Warrant Certificate shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant Certificate or any provision hereof or the right of the Corporation or any Warrantholder to thereafter enforce each and every provision of this Warrant Certificate. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant Certificate shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the [*] day of [*], 202_.

MODERN MINING TECHNOLOGY CORP.

Per:
Kuljit (Jeet) Basi, CEO

[Form to be used to exercise Warrant Certificate]

EXERCISE NOTICE

TO: MODERN MINING TECHNOLOGY CORP.

The undersigned registered holder of the enclosed Warrant Certificate (the “Warrant Certificate”) of Modern Mining Technology Corp., a Province of British Columbia corporation (the “Corporation”), hereby elects to exercise the Warrant Certificate in accordance with its terms as set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant Certificate.

[Check the applicable box]

☐	Cash Payment of Exercise Price. The undersigned hereby elects irrevocably to exercise the Warrant Certificate with respect to ____________ Common Shares, and shall pay an aggregate Exercise Price of $____ therefor (which is an amount equal to the product of the Exercise Price and the number of Common Shares being exercised) in accordance with Section 2.1 of the Warrant Certificate.

or

☐	Cashless Exercise. The undersigned hereby elects irrevocably to exercise the Warrant Certificate with respect to ____________ Common Shares and receive ____________ Common Shares from the Corporation, as determined in accordance with Section 2.2 of the Warrant Certificate , including the following formula:

X	=	Y(A-B)
A

where,

	X	=	the number of Common Shares to be issued to Holder;

	Y	=	the number of Common Shares for which the Warrant Certificate is being exercised;

	A	=	the amount equal to the Fair Market Value of one share of Common Stock, multiplied by two; and

	B	=	the Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Corporation and any disagreement with respect to the calculation shall be resolved by the Corporation in its sole discretion.

Please issue the Common Shares as to which the Warrant Certificate is exercised in the name of the undersigned or, if such transfer is permitted under the Warrant Certificate, in such other name as is specified in the instructions for registration given below and, if applicable, a new Warrant Certificate to the undersigned representing the number of Common Shares for which the Warrant Certificate has not been exercised.

Date: ______________, 20___

If Warrantholder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Warrantholder is an individual:

Name:

Signature:

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION AND DELIVERY OF SECURITIES
(or, if uncertificated, for delivery of notice of book entry)

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant Certificate without alteration or enlargement or any change whatsoever, and, if the securities are to be registered in any name other than the name as written upon the face of the Warrant Certificate, the signature to this form must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Warrant Certificate]

ASSIGNMENT FORM

(To be completed and executed by the registered Wararntholder and delivered to Modern Mining Technology Corp. to effect a transfer of the enclosed Warrant Certificate. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant Certificate.)

FOR VALUE RECEIVED, ____________ Common Shares underlying the enclosed Warrant Certificate of Modern Mining Technology Corp. and all rights evidenced thereby are hereby assigned and transferred by the undersigned registered holder to

______________________________________________________ whose address is

____________________________________________________________________

____________________________________________________________________.

Dated: __________, 20____

If Warrantholder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Warrantholder is an individual:

Name:

Signature:

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant Certificate without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.